UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2026

FLASH SPORTS & MEDIA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39933	46-5158469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1140 Avenue of the Americas, Suite 920

New York, New York 10036

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (720) 390-3880

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FLZH	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On September 28, 2026, Flash Sports & Media Holdings, Inc. (the “Company”) entered into a Software Development and Technology Services Agreement (the “Agreement”) with MindWave Innovations Inc. (“MindWave”), a wholly owned subsidiary of Apimeds Pharmaceuticals US, Inc. (NYSE American: APUS). Under the Agreement, MindWave will design, develop, deploy and operate FlashChain, an independently branded blockchain network on a dedicated Layer-2 subnet on MindWave’s MindChain infrastructure, supporting digital broadcasting-rights administration, video-asset and match-ticket inventory tracking, anti-counterfeiting and fan-data services.

As consideration for the Services, the Company will issue MindWave shares of the Company’s common stock with an aggregate value of US$506,000 in one installment upon completion of the 12-month term, valued at the closing trading price on the last trading day of the applicable calendar quarter. The Company will also provide MindWave 20% of the total FLASH TOKEN issued and outstanding, calculated at the end of each calendar quarter based on the MindChain issuance ledger. The Company will bear insurance premiums, administration charges and Network Fees at actual cost. If the Agreement is renewed after the initial term, the annual maintenance contract fee will equal 50% of the Total Contract Value per year and will be invoiced quarterly in advance.

The Agreement has an initial term of 12 months. It may be renewed annually only by mutual written agreement delivered at least 60 days before the applicable renewal date, and neither party is obligated to renew. Either party may terminate for an uncured material breach following a 30-day cure period or upon the other party’s insolvency; neither party may terminate for convenience. Upon termination, the Company remains liable for accrued compensation, MindWave will provide up to 60 days of transition assistance, and MindWave will make FlashChain data and ledger records available to the Company.

The Agreement includes customary representations and warranties, confidentiality obligations, an indemnification obligation by the Company in favor of MindWave, and a limitation of liability generally capped at the fees paid or payable in the preceding 12 months, subject to customary exceptions.

Item 3.02. Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The number of shares of the Company’s common stock issuable to MindWave is not currently determinable because it will depend on the closing trading price on the last trading day of the applicable calendar quarter. The shares are expected to be issued in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506(b) of Regulation D, as a transaction not involving a public offering.

Item 7.01. Regulation FD Disclosure

On September 28, 2026, MindWave issued a press release announcing the Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of MindWave Innovations Inc., dated September 29, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2026	FLASH SPORTS & MEDIA HOLDINGS, INC.

	By:	/s/ Bradley Nattrass
		Name:	Bradley Nattrass
		Title:	Chief Executive Officer

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